EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-71965) of CSC Holdings, Inc. of our report dated July 11, 2008 relating to the financial statements of Newsday Media Group, which appears in the Current Report on combined Form 8-K of CSC Holdings, Inc. and Cablevision Systems Corporation dated October 10, 2008.

/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Chicago, IL

October 10, 2008